Exhibit 99.1

Ultratech Announces Third Quarter 2013 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--October 17, 2013--Ultratech, Inc. (NASDAQ: UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended September 28, 2013.

For the third quarter of fiscal 2013, Ultratech reported net sales of $29.7 million as compared to $60.5 million during the third quarter of fiscal 2012. Ultratech reported a net loss for the third quarter of 2013 of $7.8 million, or $0.28 per share, as compared to net income of $12.4 million, or $0.45 per share (diluted), for the same quarter last year.

“Despite recent reports of strengthening in the memory segment of the semiconductor market, we continue to be impacted by the pause in capital equipment spending that is occurring within the logic sector of the market,” commented Arthur W. Zafiropoulo, Chairman and Chief Executive Officer of Ultratech. “As we have indicated in the past, the markets that we serve can be volatile, and due to the size of our average unit sale, this volatility can result in significant variability of our near-term results. However, we remain confident in our longer-term view that our leading technology solutions will be key to enabling the industry to make the inevitable and necessary migration to smaller process nodes and larger wafer sizes.”

Mr. Zafiropoulo continued, “We will continue to focus on providing our customers with what we believe are the industry’s most advanced and best-in-class solutions, leveraging our leading positions in advanced packaging, laser spike annealing, wafer inspection systems and high-brightness LEDs.”

At September 28, 2013, Ultratech had $300.4 million in cash, cash equivalents and short-term investments. Working capital was $367.0 million and stockholders' equity was $14.44 per share based on 27,829,335 total shares outstanding as of September 28, 2013.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, October 17, 2013. To listen to the call, dial 877/941-1427 (toll free) or 480/629-9664 (international) 10 minutes prior to the start time. The passcode is 4642667. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available on Ultratech’s website at http://ir.ultratech.com or by dialing 800/406-7325 and entering access code: 4642667. The replay will be available until October 24, 2013.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as "anticipates," "expects," "thinks," "intends," "believes," "estimates," and similar expressions and include management’s expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the three months ended June 29, 2013. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
(In thousands, except per share amounts)	2013	2012	2013	2012
Total net sales*	$29,732	$60,547	$133,244	$169,234
Cost of sales:
Cost of products sold	14,953	22,844	59,071	64,825
Cost of services	2,989	3,534	8,813	9,801
Total cost of sales	17,942	26,378	67,884	74,626
Gross profit	11,790	34,169	65,360	94,608
Operating expenses:
Research, development and engineering	8,415	7,745	24,613	22,280
Selling, general, and administrative	12,082	11,469	35,265	32,938
Operating income (loss)	(8,707)	14,955	5,482	39,390
Interest expense	-	(1)	(48)	(6)
Interest and other (expense) income, net	327	126	298	208

Income (loss) before income taxes	(8,380)	15,080	5,732	39,592
Provision (benefit) for income taxes	(630)	2,638	(1,066)	5,779
Net income (loss)	$(7,750)	$12,442	$6,798	$33,813

Earnings per share - basic:
Net income (loss)	$(0.28)	$0.46	$0.24	$1.27
Number of shares used in per share calculations - basic	28,079	27,047	27,945	26,635
Earnings per share - diluted:
Net income (loss)	$(0.28)	$0.45	$0.24	$1.23
Number of shares used in per share calculations - diluted	28,079	27,777	28,733	27,481

* Systems sales	$21,088	$49,743	$102,377	$138,476
Parts sales	5,148	6,499	19,095	16,394
Service sales	3,396	3,652	11,372	13,061
License sales	100	653	400	1,303
Total sales	$29,732	$60,547	$133,244	$169,234

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28,	December 31,
(In thousands )	2013	2012*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$300,419	$302,508
Accounts receivable	35,890	42,464
Inventories, net	57,331	46,794
Prepaid expenses and other current assets	7,918	8,305
Total current assets	401,558	400,071

Equipment and leasehold improvements, net	24,641	19,801
Intangibles assets, net	16,174	12,282
Other assets	5,816	4,832

Total assets	$448,189	$436,986

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,000	$1,000
Accounts payable	13,233	17,741
Deferred product and service income	6,545	16,964
Other current liabilities	13,808	14,860
Total current liabilities	34,586	50,565

Other liabilities	11,817	11,235

Stockholders' equity	401,786	375,186

Total liabilities and stockholders' equity	$448,189	$436,986

* The balance sheet as of December 31, 2012 has been derived from the audited financial statements as of that date.

CONTACT:
Company Contact:
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com